IDS Life Insurance Company
IDS Tower 10
Minneapolis, Minnesota 55440
An American Express company

Insurance Application

A Clients

1 **Insured** *(for all base plans)*
Insured's name *(first)* ______ *(mi)* ___ *(last)* ______ Maiden Name ______
Birth date __/__/__ Birthplace ______
a ☐ Male ☐ Female Marital Status ______ Citizenship ☐ U.S. ☐ Other ______

2 **Owner for all insurance applied for**
a Will the Insured own this insurance? (*must be Yes if DI Applied for)*
☐ Yes *(Complete if not on an attached Client Profile or Client Review Document)*
Residence Address (Street, City, State, Zip) ______
☐ No
If the Insured is **not** the Owner of this insurance, give:
Relationship to owner ______
• Owner's name(s) ______

______

(Complete if not on an attached Company Client Profile or Client Review Document)
• Owner's mailing address *(street, city, state, zip)* ______
• Owner's Social Security or Taxpayer Identification No. ______
If the owner elects to designate a successor owner,
give successor owner's name ______
and relationship to owner ______

• Type of ownership *(check one)*
☐ Trustee ☐ Sole Proprietorship
☐ Custodian ☐ Partnership
☐ Individual ☐ Corporation *(State of incorporation)* ______
☐ Other ______

• Trust or Custodial ownership basis *(complete one if applicable)*
☐ Retirement Plan *(name)* ______
☐ Trust *(name)* ______ Trust Date ______
☐ Purchased under Uniform Gifts to Minors Act of *(state)* ______

B Purchase Basis *(complete only one of the seven responses in this Section)*

See New Business Section of Reference Manual for required papers
☐ Non-qualified individual purchase
☐ Non-qualified 1035 exchange
☐ Non-qualified Gift under Uniform Gifts to Minor's Act. *(If Donor is **not** custodian, give Donor's name, Soc. Sec. No., residence state and relationship to Insured.)*
______
☐ Business Insurance *(Non-qualified)* (if check, complete Section L)
☐ Other non-qualified ______
☐ Tax-qualified Retirement Plan (if check, complete Section M)
☐ 457/Government

C Beneficiary Designation Instructions

These instructions and Standard Designations apply for all Beneficiary Designations.
Instructions: Either check "Standard Designation" *(A or B)* and give the spouse's name or check "Other Designation" and give the *complete* wording of the designation, using the examples supplied with this form, as a guide.

Definitions of Standard Designations referenced in Sections D-E

A Beneficiary is: Insured's designated Spouse, if living, otherwise the beneficiaries are the living lawful children of the Insured and they will receive equal shares of the proceeds.

B Beneficiary is: Insured's designated Spouse, if living, otherwise the beneficiaries are the living lawful children of the Insured and they will receive equal shares of the proceeds; provided, however, that if a child of the Insured has died before the Insured, that share which the child would have received if he/she survived the Insured will be paid to his or her living lawful children in equal shares.

246744

D **Life Insurance Applied For**

1 **Base Plan** (complete Sections G & H for the Insured)

a Plan title ______________________ Amount $ __________

b Universal Life Death Benefit ☐ Option 1 ☐ Option 2

c Term policy __________ (No. of years) years

d Whole Life Plan, Automatic Premium Loan Provision will not apply ☐

e Nonsmoker Rates Requested ☐ Yes ☐ No

f Other Information ______________________

2 **Beneficiary** for all policy benefits except Other Insured Riders. See Section C for instructions.

☐ A or ☐ B Standard designation for insured's spouse (name) ______________________

☐ "Other designation" ______________________

Relationship to Insured ______________________

3 **Variable Life Allocations:**

IDS Life Subaccounts	Premium Allocation	Monthly Deductions	IDS Life Subaccounts	Premium Allocation	Monthly Deductions
Equity Subaccount	%	%	*(1991)* Trust	%	%
Income Subaccount	%	%	*(1995)* Trust	%	%
Money Market Subaccount	%	%	*(2004)* Trust	%	%
Managed Subaccount	%	%	Fixed Account (if available)	%	%
Gov't Securities Subaccount	%	%		%	%
				100%	100%

4 **Riders** (complete Section K for FIR/CIR Insured's; Section I & J for each "Other Insured")

Bold type = UL only riders; Underlining = UL and regular riders

a ☐ Waiver of Premium or **Waiver of Monthly Deduction**

b ☐ Waiver of Premium + $__________ of Supplemental Monthly Income

c ☐ Accidental Death Benefit of $__________

d ☐ Annual Reducing Term $__________ for __________ years

e ☐ Guaranteed Purchase $__________ per purchase

f ☐ Children's Insurance __________ (Complete Section K) units

g ☐ Family Insurance (Complete Section K) __________ units

h ☐ Nominator Insurance (Complete Section I & J)

i ☐ **Other Insured Rider** (Complete Section I & J)

- OIR Insured's name __________ • Amount $__________
- Nonsmoker Rates Requested ☐ Yes ☐ No
- OIR Beneficiary. See Section C for instructions.

☐ A or ☐ B Standard designation for "Other Insured's" spouse (name) __________

☐ "Other designation" __________

Relationship to "Other Insured" __________

For more Other Insured Riders, attach page 2 from another application form and write the name of the Insured for the **Base Plan**, on the top of *that* page.

5 **Life Premiums**

a Gross Single or Annual premium (for UL, scheduled **future** annual premium). $__________

b Premium paid **with** this application for **this** insurance (give receipt). $__________

c Lump sum amount to be paid on delivery of this policy. $__________

d Frequency of premium payments ☐ M ☐ Q ☐ SA ☐ A (check one)

e Method of payment ☐ Existing BA ☐ New BA ☐ Existing PDS/Employer Bill ☐ New PDS/Employer Bill ☐ Direct Billing ☐ Military Allotment

Income Protection Insurance Applied For

1 **Base Plan**—(complete Sections G & H for the Insured)

a Insured's occupational class ________

b Monthly benefit $________________

c Duration of benefit: ☐ To age 65 ☐ 5 years ☐ 3 years ☐ 1 year ☐ Other ________________

d Elimination period: ☐ 30 days ☐ 60 days ☐ 90 days ☐ 180 days ☐ 365 days ☐ Other ________________

e Disability provision: ☐ Total (IPP-2, IPP-5)
☐ Total and Gradual Recovery (*IPP-GR*)
☐ Total and Gradual Recovery with Occupational Protection Option (*IPP-GR + OPO*)
☐ Other ________________

f Premium pattern: ☐ Level ☐ Step rate ☐ Other ________________

g Nonsmoker Rates Requested ☐ Yes ☐ No

h ☐ Unisex Rates—Employer Plan coverage (2 participants and employer billing required) IPP-2 only

i ☐ Multiple case discount (3 participants from same business entity) IPP-GR, IPP-5 only

2 **Riders**

a ☐ Social benefits rider of $______________ per month with elimination period of ______________ days

b ☐ Supplemental DI $______________ per month for ________ months and ________ day elimination period

c ☐ Cost of living provision

d ☐ Future purchase option of $______________ per option with ________ options

e ☐ Lifetime benefits

f ☐ Hospital indemnity $______________ per month

g ☐ Other ________________________________

h ☐ AD&D $______________

3 **Beneficiary** (AD&D Only. See Section C for instructions.)

☐ A or ☐ B Standard designation for insured's spouse (name) ________________

☐ "Other designation" ________________

____

Relationship to Insured ________________

4 **Income Protection Premiums**

a Gross annual premium for insurance requested in this Section. $________________

b Premium paid **with** this application for **this** insurance (*give receipt*). $________________

c Frequency of premium payments ☐ M ☐ Q ☐ SA ☐ A (check one)

d Method of payment ☐ Existing BA ☐ New BA ☐ Existing PDS/Employer Bill ☐ New PDS/Employer Bill ☐ Direct Billing ☐ Military Allotment

F Business Expense Protection Insurance Applied For (Submit Supplemental Form 34591)

1 **Base Plan**—(complete sections G & H for the Insured)

a Insured's occupational class ________

b Monthly benefit $________________

c Benefit pattern: ☐ Level ☐ Increasing

d Elimination period: ☐ 30 days ☐ 60 days ☐ 90 days ☐ Other ________________

e ☐ Multiple case discount *(3 participants from same business entity)*

f Nonsmoker Rates Requested ☐ Yes ☐ No

2 **Business Expense Protection Premiums**

a Gross annual premium for insurance requested in this Section $________________

b Premium paid **with** this application for **this** insurance (*give receipt*) $________________

c Frequency of premium payments ☐ M ☐ Q ☐ SA ☐ A (check one)

d Method of payment ☐ Existing BA ☐ New BA ☐ Existing PDS/Employer Bill ☐ New PDS/Employer Bill ☐ Direct Billing ☐ Military Allotment

G **Underwriting Information** **BASE PLAN INSURED**

1 Insured's personal physician *(if none, please write "None")*

Name ______

Address *(street, city, state, zip)* ______

Phone no. ( ) ______ Date and reason last consulted __/__/__

______

Treatment given or medication prescribed ______

2 If the insured is under age 15 did the representative see this child? ☐ Yes ☐ No

3 Is there similar insurance in force or applied for on all brothers and sisters? ☐ Yes ☐ No

If no, explain ______

4 Give the amount of life insurance already in force on the person responsible for the child's primary support $ ______

5 Has the insured smoked cigarettes in the past 12 months? ☐ Yes ☐ No

If no, has the insured ever smoked cigarettes? ☐ Yes ☐ No

date ceased smoking cigarettes ______

6 Has the insured used tobacco in any other form? ☐ Yes ☐ No

If yes, what is used? ______ what amount per day? ______

7 Has life, disability, accident, or sickness insurance on the insured been declined, postponed, modified, rated, canceled, or refused reinstatement of renewal? ☐ Yes ☐ No

If Yes, Date ______ Company ______

Reason ______

8 Does the Insured intend to travel outside the United States? ☐ Yes ☐ No

If Yes, to where? ______ For how long? ______

9 Has the insured flown during the past 5 years, or does he/she intend to fly, as a pilot, crew member or passenger on *other* than a scheduled airline? *(if Yes, complete an Aviation Questionnaire)* ☐ Yes ☐ No

10 Has the Insured participated during the past 5 years, or does he/she intend to participate, in motorcycle riding or racing, auto racing, scuba or sky diving, hang gliding or other hazardous activities? *(if yes, complete the appropriate questionnaire)* ☐ Yes ☐ No

11 If disability applied for: *(If disabled, the Insured will be eligible for:)*

a Benefits from a required state cash sickness disability program? ☐ Yes ☐ No

b Continuation of salary from employer at $ ______ per month for ______ months ☐ Yes ☐ No

c Is the employer's salary continuation plan integrated with Social Security? ☐ Yes ☐ No

d Will the insured's employer pay for the insurance? ☐ Yes ☐ No

12 Current annual income *(after business expense if self-employed)*

a From current occupation $ ______ Other (describe) $ ______

13 Current primary occupation ______ Years of Service ______

14 Occupational duties ______ Employer ______ (If military, list pay grade and branch)

15 Any contemplated change in occupation ☐ Yes ☐ No If yes, explain ______

16 Previous occupation if changed in last 5 years ______

17 **D.I. only,** if self employed supervisory duties ______ % non-supervisory duties ______ % No. of employees ______

18 Life insurance, annuities, and disability insurance that the Insured currently has in force or has applied for: (if none, check here ☐)

Company	Policy type	Policy no.	Policy Date	Ins. Amt./ Mo. income	If D.I., yrs payable	ADB amt.	Will this be replaced?*	If yes, termination date
			/ /	$		$	☐ Yes ☐ No	/ /
			/ /	$		$	☐ Yes ☐ No	/ /
			/ /	$		$	☐ Yes ☐ No	/ /
			/ /	$		$	☐ Yes ☐ No	/ /

*If the insurance being applied for will replace any existing insurance, see the Reference Manual for required papers.

H **Medical History Questionnaire** **BASE PLAN INSURED**

Explain each question answered Yes. Include dates, reasons for consultations, the patient or clinic number, and the names and addresses of all physicians, hospitals, etc., in the space to the right.

1 Height ________ ft. ________ in. Weight ________ lbs.

		Yes	No	Explanation
2	Are you now under observation or treatment?	☐	☐	
3	Are you now pregnant or had difficulty in pregnancy?	☐	☐	
4	Have you ever been treated for or been advised by a physician of any disease of the:	☐	☐	
	a Heart, Blood, Blood vessels?	☐	☐	
	b Lungs, Respiratory system?	☐	☐	
	c Liver, Stomach, Intestines, Gall bladder, Rectum?	☐	☐	
	d Kidneys, Bladder, Genital organs, Urinary tract?	☐	☐	
	e Brain, Nervous system, Eyes, Ears?	☐	☐	
	f Back, Joints, Muscles, Skin?	☐	☐	
5	Have you ever had or been told you had:			
	a Chest pain, High blood pressure, Heart murmur, Rheumatic fever?	☐	☐	
	b Asthma, Shortness of breath, Allergies, Bronchitis Tuberculosis?	☐	☐	
	c Stomach ulcers, Hemorrhoids, Hernia, Varicose veins?	☐	☐	
	d Nephritis, Kidney stone?	☐	☐	
	e Diabetes, Sugar, albumin or blood in urine?	☐	☐	
	f Fainting spells, Paralysis, Epilepsy, Nervous or mental disorder?	☐	☐	
	g Deformity, Amputation, Arthritis?	☐	☐	
	h Cancer, Tumor, Goiter?	☐	☐	
	i Venereal disease?	☐	☐	
	j Immune deficiency disorder, AIDS, AIDS related complex or test results indicating exposure to the AIDS virus?	☐	☐	
	k Other disease, disorder, physical or mental condition?	☐	☐	
6	Other than the above, have you within the last 5 years:			
	a Had a checkup, consultation, illness, injury, surgery?	☐	☐	
	b Had an electrocardiogram, x-ray, other diagnostic test?	☐	☐	
	c Been confined to a hospital, sanitarium or clinic?	☐	☐	
	d Been advised to have any diagnostic test, surgery, or hospitalization which was not completed?	☐	☐	
7	Have you ever:			
	a Received medical treatment for alcoholism or drug addiction?	☐	☐	
	b Except as prescribed by a physician, used narcotics, opiates, barbituates, hallucinogens or amphetamines on a regular or habitual basis?	☐	☐	
	c Joined organization for alcoholism or drug addiction?	☐	☐	
8	Do you have any family history *(father, mother, brothers or sisters)* of: Cancer, Diabetes, High blood pressure, Heart or kidney disease, Mental illness or suicide? *(if Yes, give relationship to the insured and person's age at occurence.)*	☐	☐	
9	Have you ever requested or received a pension, benefits or payment because of any injury, sickness or disability?	☐	☐	
10	Have you ever been advised to change occupation, residence or diet because of health?	☐	☐	

I Underwriting Information

OIR OR NOMINATOR

If more copies of Sections I & J are needed, take them from another application form, complete and attach to this form, before mailing.

1 Insured's name *(first)* ______ *(mi)* ______ *(last)* ______ Maiden name ______

2 Insured's role in this application *(complete one)*

☐ **"Other insured" under the Universal life insurance application.**

Relationship to the insured under the base plan ______

☐ **Nominator**

3 Birth date __/__/__ Birthplace ______

4 ☐ Male ☐ Female Marital status ______ Citizenship ☐ U.S. ☐ Other ______

5 Insured's personal physician *(if none, please write "None")*

Name ______

Address *(street, city, state, zip)* ______

Phone no. ( ) ______ Date and reason last consulted __/__/__

______

Treatment given or medication prescribed ______

6 If the Insured is under 15, did the representative see this child? ☐ Yes ☐ No

7 Is there similar insurance in force or applied for on all brother and sisters? ☐ Yes ☐ No

If no, explain ______

8 Give the amount of life insurance already in force on the person responsible for the child's primary support $ ______

9 Has the insured smoked cigarettes in the past 12 months? ☐ Yes ☐ No

If no, has the insured ever smoked cigarettes? ☐ Yes ☐ No

date ceased smoking cigarettes ______

10 Has the insured used tobacco in any other form? ☐ Yes ☐ No

If yes, what is used? ______ what amount per day? ______

11 Has life, disability, accident, or sickness insurance on the insured been declined, postponed, modified, rated, canceled, or refused reinstatement of renewal? ☐ Yes ☐ No

If Yes, Date ______ Company ______

Reason ______

12 Does the Insured intend to travel outside the United States? ☐ Yes ☐ No

If Yes, to where? ______ For how long? ______

13 Has the insured flown during the past 5 years, or does he/she intend to fly, as a pilot, crew member or passenger on *other* than a scheduled airline? *(if Yes, complete an Aviation Questionnaire)* ☐ Yes ☐ No

14 Has the Insured participated during the past 5 years, or does he/she intend to participate, in motorcycle riding or racing, auto racing, scuba or sky diving, hang gliding or other hazardous activies? *(if yes, complete the appropriate questionnaire)* ☐ Yes ☐ No

15 Current annual income *(after business expense if self-employed)*

a From current occupation $ ______ Other (describe) $ ______

16 Current primary occupation ______ Employer ______

17 Occupational duties ______

18 Life insurance and annuities, that the Insured currently has in force or has applied for: (if none, check here ☐)

Company	Policy type	Policy no.	Policy Date	Insurance Amount	ADB amt.	Will this be replaced?*	If yes, termination date
			/ /	$	$	☐ Yes ☐ No	/ /
			/ /	$	$	☐ Yes ☐ No	/ /
			/ /	$	$	☐ Yes ☐ No	/ /

*If the insurance being applied for will replace any existing insurance, see the Reference Manual for required papers.

J **Medical History Questionnaire** **OIR OR NOMINATOR**

Explain each question answered Yes. Include dates, reasons for consultations, the patient's or clinic number (if any), and the names and addresses of all physicians, hospitals, etc., in the space to the right.

1 Height ________ ft. ________ in. Weight ________ lbs.

		Yes	No	Explanation
2	Are you now under observation or treatment?	☐	☐	
3	Are you now pregnant or had difficulty in pregnancy?	☐	☐	
4	Have you ever been treated for or been advised by a physician of any disease of the:	☐	☐	
	a Heart, Blood, Blood vessels?	☐	☐	
	b Lungs, Respiratory system?	☐	☐	
	c Liver, Stomach, Intestines, Gall bladder, Rectum?	☐	☐	
	d Kidneys, Bladder, Genital organs, Urinary tract?	☐	☐	
	e Brain, Nervous system, Eyes, Ears?	☐	☐	
	f Back, Joints, Muscles, Skin?	☐	☐	
5	Have you ever had or been told you had:			
	a Chest pain, High blood pressure, Heart murmur, Rheumatic fever?	☐	☐	
	b Asthma, Shortness of breath, Allergies, Bronchitis Tuberculosis?	☐	☐	
	c Stomach ulcers, Hemorrhoids, Hernia, Varicose veins?	☐	☐	
	d Nephritis, Kidney stone?	☐	☐	
	e Diabetes, Sugar, albumin or blood in urine?	☐	☐	
	f Fainting spells, Paralysis, Epilepsy, Nervous or mental disorder?	☐	☐	
	g Deformity, Amputation, Arthritis?	☐	☐	
	h Cancer, Tumor, Goiter?	☐	☐	
	i Venereal disease?	☐	☐	
	j Immune deficiency disorder, AIDS, AIDS related complex or test results indicating exposure to the AIDS virus?	☐	☐	
	k Other disease, disorder, physical or mental condition?	☐	☐	
6	Other than the above, have you within the last 5 years:			
	a Had a checkup, consultation, illness, injury, surgery?	☐	☐	
	b Had an electrocardiogram, x-ray, other diagnostic test?	☐	☐	
	c Been confined to a hospital, sanitarium or clinic?	☐	☐	
	d Been advised to have any diagnostic test, surgery, or hospitalization which was not completed?	☐	☐	
7	Have you ever:			
	a Received medical treatment for alcoholism or drug addiction?	☐	☐	
	b Except as prescribed by a physician, used narcotics, opiates, barbituates, hallucinogens or amphetamines on a regular or habitual basis?	☐	☐	
	c Joined organization for alcoholism or drug addiction?	☐	☐	
8	Do you have any family history *(father, mother, brothers or sisters)* of: Cancer, Diabetes, High blood pressure, Heart or kidney disease, Mental illness or suicide? *(if Yes, give relationship to the insured and person's age at occurence.)*	☐	☐	
9	Have you ever requested or received a pension, benefits or payment because of any injury, sickness or disability?	☐	☐	
10	Have you ever been advised to change occupation, residence or diet because of health?	☐	☐	

K FIR/CIR Insureds *(Spouse and children of the Insured under the base plan)*

1 **Spouse proposed for insurance** *(complete only if FIR applied for)*

a Name *(first)* ____________ *(mi)* ______ *(last)* ____________ Maiden name ____________

b Birth date ___/___/___ Birthplace ________ Height ____ Weight ____ Amount of life insurance in force $________

2 **Unmarried children under age 19** *(members of insured's household including natural, legally adopted and step children)*

a **Proposed for insurance**

Name	Birth date	Height ft./in.	Weight lbs.	Physical/mental abnormalities at birth? *(If Yes, explain here)*
	/ /	/		☐ Yes ☐ No
	/ /	/		☐ Yes ☐ No
	/ /	/		☐ Yes ☐ No

b Are there children **not** proposed for insurance listed above? *(also under 19 and unmarried).* ☐ Yes ☐ No
If yes, list names, birth dates and reason for exclusion. ____________

3 **Additional information about spouse and children proposed for insurance.**

a Is anyone currently under treatment for any disease, physical or mental condition? ☐ Yes ☐ No

b Has anyone, in the last 5 years, consulted a physician or been confined to a hospital, sanitarium or clinic? ☐ Yes ☐ No

c Is this insurance intended to replace any existing insurance and/or annuity? ☐ Yes ☐ No

d If yes, to any of the above explain here: ____________

L Business Insurance

1 Type: ☐ Buy/Sell ☐ Key Executive ☐ Business Debt Protection ☐ Business DI
☐ Split-Dollar ☐ Executive Bonus ☐ Section 303 Redemption ☐ Deferred Compensation (non-governmental)

2 How was amount of application determined? ____________

3 How will policy proceeds be used? ____________

4 Business assets $ ________ $ Liabilities $ ________ Net worth $ ________
Net after-tax profits in last 3 years *(give year and amount)*
19____ $ ________ 19____ $ ________ 19____ $ ________
Insured's share of ownership in the business ________ %

5 Insurance on other key individuals or owners

Name	Applied for	In force	% Ownership of the business
	$	$	%
	$	$	%

M Tax-qualified Retirement Plan

1 Type ☐ Profit Sharing *(05)* ☐ Assumed/Targed Benefit *(04)* ☐ 401(k) *(02)*
☐ Money Purchase *(06)* ☐ Defined Benefit Pension *(01)* Other *(10)* ________

2 Plan Fiscal Year-end Mo. ______ Day ______ Plan Starting Date Mo. ______ Yr. ______

3 Is the Plan an IDS Financial Services prototype? ☐ Yes ☐ No

4 Plan administrative assistance by IDS Financial Services? ☐ Yes ☐ No

5 If Custodial Plan, identify participant *(Insured)* as ☐ Employer/Sponsor ☐ Other participant

6 Source of *employee* contribution to Participant Account
☐ Deductible Voluntary ☐ Salary Reduction ☐ Non-deductible Voluntary ☐ Transfer/Rollover

7 Plan Entry Date for Participant *(Insured)* Mo. ______ Yr. ______

N Remarks and Instructions to the Home Office

O Home Office Endorsements *(does not apply for disability insurance or in Pennsylvania)*

For Home Office Use

Amount submitted	IOM amount	IOM date
$	$	/ /
Purchase date	Accepted by	
/		

IDS Life Insurance Company
IDS Tower 10
Minneapolis, Minnesota 55440
An American Express company

Insurance Application

Agreement and Signature

Agreement

By signing this application, you acknowledge all of the following terms and conditions.

Adequate information. You have received the **Description of IDS Life's Information Practices,** and you have read and understood it.

When coverage begins. You agree that an Insured for life or disability insurance will be covered prior to policy delivery only when all of the following requirements have been met:

The owner has paid the full first premium, according to the mode of premium payment selected, for all insurance applied for in this application (any check or draft for that payment must be honored by the bank); and

The Insured has submitted all medical and other information required by the company's written underwriting rules; and

The Insured is insurable on the Effective Date, as defined below, under the company's underwriting rules, for the plan and amount of coverage at the rate applied for with no modification. "Effective Date" as used herein means the later of: (a) the date of this application; or (b) the date of completion of all medical examinations and other information required by the company's written underwriting rules.

In cases where the Insured is not insurable for the plan or the amount or at the rate applied for, coverage begins if and when the company includes that person under a policy accepted by the owner.

For disability coverage, all disability policies specified to be discontinued in this application must also be discontinued before coverage will begin. *(This limitation is subject to the incontestability provision in the policy.)*

Amount of coverage. Before the policies are delivered, the amount of coverage on each Insured will be the total requested for that person, up to a maximum of $150,000.

Company's responsibilities. You understand that:

Only the company has the authority to decide on insurability and risk classification and to bind the company to insure the insured;

If a policy does not go into effect, the company's sole liability will be to refund any premium paid, plus interest if required by law;

Only statements made in writing will bind the company;

No change in or waiver of anything in this application or alteration of an insurance policy is binding unless it is in writing and signed by an officer of the company; and

By accepting a policy, the owner ratifies any changes entered at any time in the Home Office Endorsements section of this application. However, the owner must sign a separate written document for any change in type of plan, amount, benefits or Insured's risk classification.

Any insurance provided by this agreement will be subject to the conditions and terms of the policy applied for.

Release of Information. It is our policy and practice to respect each individual's right to privacy. Releasing limited client information occurs when there is a service we do not provide and believe could meet your specific financial needs. If you object to such release, please indicate this on the application or by writing to us.

Virginia applications only. You agree that the completed application has been read by or to you and you understand that any false statement or misrepresentation may result in loss of coverage under this policy.

Qualified Plans only. You certify that the plan stated in item B is qualified under Section 401(a) of the United States Internal Revenue Code. This policy will be issued based on representations by you that the Plan is qualified.

Declaration

You declare that each of the answers made in this application is true and complete to the best of your knowledge and belief and will be a basis for any policy issued. You also acknowledge that you have received a copy of this agreement and receipt for any premium paid with this application.

Variable life/variable universal life. If you have applied for this type of insurance, check each of the following to acknowledge that you have read and understood them:

- ☐ **Adequate information.** You have received the current prospectuses for the policy applied for and any funds involved.
- ☐ **Purpose.** You agree that this variable type of insurance is in accord with your insurance and financial objectives.
- ☐ **Variable values. The amount of Death Benefit and Policy Value can both increase and decrease, however the Death Benefit will never be less than any Guaranteed Minimum Death Benefit.**
- ☐ **Fees and charges.** The fees and charges (including possible surrender charges) have been explained to you and are also explained in detail in the policy.

Universal Life Insurance. If you have applied for this type of insurance, you acknowledge that you have been informed that (1) the company may periodically change the current interest rate being credited on cash values, and (2) that surrender charges may apply in certain circumstances.

Consolidated Statement

IDS periodically sends out information for each of its accounts, which are consolidated into one Statement covering all accounts owned by members of the same household. If you **don't** want this account reported that way, check here ☐.

Authorization to Obtain Information—IDS Life Insurance Company

You authorize any physician, medical practitioner, hospital, other medical facility, the Medical Information Bureau and any other organization or person having medical and other information about you and your minor children to give that information to the company or its reinsurer. You understand that the company will use this information to determine eligibility for insurance and benefits. The company will not release the information except to a reinsurance company, the Medical Information Bureau, and any person or organization providing business or legal services relating to your application or any claim. You know that your medical records, including any alcohol or drug abuse information, may be protected by Federal Regulation 42 CFR Part 2.

You authorize the company to obtain investigative consumer reports on you and your minor children. You understand that you have the right to request a personal interview if an investigative consumer report is obtained.

You agree that a photographic copy of this authorization will be as valid as the original.

You agree that this authorization will be valid for two and one-half years from the date shown below.

You acknowledge that you have received a copy of this authorization.

Signatures *(Insureds under age 15 need not sign.)*

Insured (base plan) x ______________________ OIR Insured x ______________________

FIR Spouse x ______________________ OIR Insured x ______________________

Nominator x ______________________ OIR Insured x ______________________

Owner's signature x ______________________ ***(omit if owner already signed as an Insured)***

Signed at *(city)* ______________________, ***(state)*** ____________, **on *(date)*** ____________

Receipt

All checks must be completed in full and be made payable to the company (***not to the representative***).

Received from ______________________ the sum of $____________ with this application.

☐ No money paid with this application.

Representative's Report

a Is Insured related to representative? ☐ Yes, give relationship ____________ ☐ No, how long acquainted? ____________

b If the Insured must be called, give best time to call, between
8 a.m.-4:30 p.m. CST, M-F: ______________________ and phone: (   ) ____________

c Medical requirements *(check one)*

☐ Medical examination not required. Insured must complete the medical history questionnaire

☐ Insured must have medical exam Examiner ____________ Date of exam appointment ___/___/___ Type A B C D E *(circle one)*

☐ OIR must have medical exam Examiner ____________ Date of exam appointment ___/___/___ Type A B C D E *(circle one)*

You certify that you personally requested the information in this application and witnessed its signing and received any money that was paid. You also certify that you truly and accurately recorded on the application the information supplied by the applicant. You are not aware of anything detrimental to the risk that is not recorded in this application.

To the best of your knowledge and belief this application ☐ **does** ☐ **does not** involve replacement of existing insurance or annuities.

☐ **Virginia applications only:** You certify that the paragraph marked "Virginia applications only," in the Agreement above, was discussed with the client and its terms were satisfied.

Representative's signature ______________________ No. ____________ DSO ____________

Representative's name *(print)* ______________________ Phone (   ) ____________

☐ Junior ☐ Trainer name *(print)* ______________________ No. ____________